EXHIBIT 99


                             FOR IMMEDIATE RELEASE

Date: January 23, 1997                    Contact: Ting Chang, Vice President
                                                   Investor Relations
                                                   (413) 748-8271




            SIS BANCORP ANNOUNCES 1996 RESULTS, STOCK REPURCHASE, AND
                            FIRST QUARTERLY DIVIDEND

                     Company Adopts Shareholder Rights Plan

         Springfield, MA - January 23, 1997; 8:30 a.m., SIS Bancorp, Inc., (NASDAQ: SISB), the bank holding company for Springfield Institution for Savings ("SIS Bank"), reported today its financial results for the quarter and year ended December 31, 1996. In addition, the Company declared its first quarterly cash dividend, and announced the initiation of a share repurchase plan and the adoption of a shareholder rights plan.

         The Company reported net income of $2.5 million, or $0.45 per share (fully diluted), and $18.2 million, or $3.26 per share (fully diluted), for the quarter and year ended December 31, 1996. In comparison, the Company reported net income of $7.6 million and $11.5 million, respectively, for the same periods in 1995. The financial results for the years ended December 31, 1995 and 1996 were influenced by previously reported nonrecurring tax benefits.

         On a pre-tax basis, operating earnings showed a significant increase over the previous year. For the quarter and year ended December 31, 1996, pre-tax earnings totaled $4.2 million and $13.9 million, respectively, as compared to $1.7 million and $5.7 million for the quarter and year ended December 31, 1995.

         "The year, 1996, was marked by tremendous accomplishments for SIS," said F. William Marshall, Jr., president and chief executive officer of SIS Bancorp. "The 1996 financial results set a new record level of earnings for the Company with operating earnings over 140% higher than in 1995. SIS's strategic direction is committed to growth, and these results demonstrate the Company's success in the market and in building a strong, competitive organization," said Marshall.

         At December 31, 1996, total assets were $1.35 billion which represented a $277.6 million or 26% increase from year end 1995. Gross loans outstanding at December 31, 1996 totaled $625.0 million and were $51.9 million, or 9%, higher than at December 31, 1995. The Company's strategic emphasis on commercial and home equity lending yielded significant increases in these portfolios during the year. From December 31, 1995, total commercial and industrial loans outstanding increased by $38.1 million, or 32%, to $155.8 million at December 31, 1996. Active promotions of the Company's home equity products resulted in a $36.5 million or 54% increase in home equity loans outstanding from December 31, 1995. The growth in the commercial and home equity portfolios was partially offset by a reduction in the residential mortgage portfolio from $263.6 million at December 31, 1995 to $242.4 million at December 31, 1996.

         Total deposits at December 31, 1996 were $969.5 million as compared to $885.4 million at December 31, 1995. The $84.1 million increase in deposits at December 31, 1996 can be attributed to a combination of the Company's competitive strategy of providing superior convenience and value, along with the addition of 3 new branches during the year. Over 50% of the increase in total deposits was in non-certificate account categories.

         Total stockholders' equity at December 31, 1996 was $101.9 million, or 7.56% of total assets, in comparison to $81.5 million, or 7.61% of total assets, at December 31, 1995. At December 31, 1996, the Company's Tier 1 Leverage ratio was 7.41%; on the basis of its regulatory capital ratios, the Company qualifies as a "well capitalized" institution.

         In 1996, the Company continued to make improvements in asset quality. Total nonperforming assets declined to $7.6 million or 0.56% of total assets at December 31, 1996. The allowance for possible loan losses totaled $15.6 million resulting in reserve coverage of 224% of nonperforming loans, 206% of nonperforming assets, and 2.5% of gross loans.

         Higher levels of earning assets contributed to growth in net interest income during the quarter and year ended December 31, 1996. Net interest income for the quarter and year ended 1996 was $11.8 million and $43.1 million, respectively, as compared to $9.4 million and $37.4 million for the same periods in 1995. Net interest margin for the quarter and year ended December 31, 1996 was 3.85%; in comparison, net interest margin for the quarter and year ended December 31, 1995 was 3.81% and 4.00 %, respectively.

         The provision for possible loan losses was $0.8 million for the quarter and $3.0 million for the year ended December 31, 1996, as compared to $1.0 million and $4.4 million for the quarter and year ended December 31, 1995.

         For the quarter and year ended December 31, 1996, noninterest income totaled $3.2 million and $11.5 million, respectively, as compared to $1.7 million and $8.1 million, respectively, for the same periods in 1995. During the year ended December 31, 1996, higher residential loan originations resulted in increased gains on the sale of fixed rate loans to the secondary market, which equaled $0.6 million for 1996 as compared to $0.2 million for 1995. Net gain on sale of securities totaled $0.3 million for the year ended December 31, 1996, as compared to a net loss of $0.9 million for the year ended December 31, 1995; the prior year loss was associated with a restructure of the Company's investment portfolio during the fourth quarter of 1995. Fees and other income for the year ended 1996 totaled $10.6 million, which represented a 21% increase over the same period in 1995. This increase resulted from the expansion of the Company's transaction account base.

         Total noninterest expense for the quarter and year ended December 31, 1996 was $10.1 million and $37.7 million, respectively, compared to $8.5 million and $35.4 million for the same periods in 1995. Operating expenses were 7% higher during 1996 due to investments made to promote growth and to adequately serve the Company's increasing customer base.

         For the year ended December 31, 1996, the Company had a net tax benefit of $4.3 million as compared to a net tax benefit of $5.8 million for the year ended December 31, 1995. During the fourth quarter of 1996, the Company's effective tax rate was 40%, which resulted in a total income tax expense of $1.7 million; in comparison to the same quarter in 1995, the Company had a net tax benefit of $5.9 million.

         In addition to reporting earnings, the Company declared its first quarterly cash dividend in the amount of $0.12 per share payable on February 20, 1997 to shareholders of record as of the close of business on February 3, 1997.

         Under the Company's share repurchase program as announced, the Board of Directors has authorized the purchase of up to 286,180 shares, or up to 5% of the common stock issued and outstanding as of December 31, 1996. The repurchased shares will be held in treasury and be available for issuance in connection with various employee and director benefit programs.

         "Over the past two years, SIS Bancorp has demonstrated its ability to return to a position of strength in the market and to sustain a growing level of profitability. The Board's confidence in SIS is expressed by the declaration of our fist quarterly dividend and the authorization of a share repurchase program," stated Marshall. "The initiation of a dividend and a share repurchase program should enhance shareholder value while providing sufficient capital to accommodate future growth."

         The Company also announced that the Board of Directors adopted a shareholder rights plan (the "Rights Plan") on January 22, 1997. Under the terms of the Rights Plan, which is of a type that has been adopted by many publicly traded banks and thrifts, each stockholder of record as of the close of business on February 3, 1997 will receive one right for each share of common stock held by such stockholder to purchase, upon the occurrence of certain triggering events, one one-hundredth of a share of preferred stock of the Company at a purchase price of $100.00. Until and unless the rights are triggered, the rights will be evidenced by the common stock certificates directly, and will transfer automatically with any transfer of the common stock. The initial issuance of the rights has no dilutive effect on the outstanding shares of the Company or the Company's earnings, is not taxable to the Company or to the stockholders, and does not otherwise affect the trading of the Company's shares. If the rights are not triggered or otherwise redeemed by the Board of Directors, the rights will expire on January 22, 2007.

         SIS Bancorp, Inc. is a Massachusetts bank holding company for SIS Bank, its sole subsidiary. Established in 1827, SIS Bank is the largest depository institution headquartered in western Massachusetts. The Company serves its customers through 23 retail branches located in Hampden and Hampshire Counties. The Company services $1.0 billion in residential mortgages of which $792.4 million is serviced for others. The deposits of the Company are insured by the FDIC in conjunction with the Deposit Insurance Fund of Massachusetts, a private excess insurer.


                                        SIS BANCORP, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEET
                                                  (In thousands)


                                                                                  December 31,           December 31,
                                                                                      1996                   1995
                                                                                  ------------           -------------
Assets

Cash and due from banks                                                            $    31,902           $    30,377
Federal funds sold and interest bearing deposits                                        10,045                 8,045
Investment securities available for sale                                               449,323               246,984
Investment securities held to maturity                                                 192,174               172,793
Residential real estate loans                                                          242,410               263,551
Commercial real estate loans                                                           118,442               118,005
Commercial loans                                                                       155,808               117,674
Home equity loans                                                                      104,206                67,657
Consumer loans                                                                           4,132                 6,196
                                                                                   -----------           -----------
   Total loans                                                                         624,998               573,083
   Unearned income and fees                                                              1,196                   566
   Allowance for possible loan losses                                                  (15,597)              (14,986)
                                                                                   -----------           -----------
Total loans, net                                                                       610,597               558,663
Accrued interest and dividends receivable                                                8,982                 7,109
Investments in real estate and real estate partnerships                                  2,757                 6,092
Foreclosed real estate, net                                                                381                 1,529
Bank premises, furniture and fixtures, net                                              27,106                25,706
Other assets                                                                            15,345                13,680
                                                                                   -----------           -----------

   Total assets                                                                    $ 1,348,612           $ 1,070,978
                                                                                   ===========           ===========

Liabilities and Stockholders' Equity

Deposits                                                                           $   969,517           $   885,386
Federal Home Loan Bank advances                                                         68,471                41,500
Securities sold under agreements to repurchase                                         176,577                31,101
Loans payable                                                                            2,848                 5,470
Mortgage escrow                                                                          4,396                 4,193
Accrued expenses and other liabilities                                                  24,886                21,859
                                                                                   -----------           -----------
   Total liabilities                                                                 1,246,695               989,509
Stockholders' equity:
Preferred stock ($.01 par value; 5,000,000 shares
  authorized; no shares issued and outstanding)
Common stock ($.01 par value; 25,000,000 shares authorized; shares issued and outstanding:  5,723,600 at December 31, 1996 and 5,710,700
at December 31, 1995)                                                                       57                    57
Unearned compensation                                                                   (3,693)               (4,937)
Additional paid-in capital                                                              42,665                41,790
Retained earnings                                                                       60,993                42,833
Net unrealized gains (losses) on investment securities available for sale               1 ,895                 1,726
                                                                                   -----------           -----------
   Total stockholders' equity                                                          101,917                81,469
                                                                                   -----------           -----------

Total liabilities and stockholders' equity                                         $ 1,348,612           $ 1,070,978
                                                                                   ===========           ===========


                                        SIS BANCORP, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                        (In Thousands Except Per Share Amounts)

                                                            (Unaudited)
                                                          Three Months Ended         Twelve Months Ended
                                                        December      December      December      December
                                                        --------      --------      --------      --------
                                                          1996          1995          1996          1995
                                                        --------      --------      --------      --------
Interest and dividend income
   Loans                                                $ 12,711      $ 11,639      $ 48,657      $ 45,536
   Investment securities available for sale                6,988         3,796        22,218        12,215
   Investment securities held to maturity                  3,339         2,818        12,833        10,849
   Federal funds sold and interest bearing deposits          189           347           569         1,316
                                                        --------      --------      --------      --------
         Total interest and dividend income               23,227        18,600        84,277        69,916
                                                        --------      --------      --------      --------
Interest expense
   Deposits                                                8,300         8,166        32,638        30,424
   Borrowings                                              3,096         1,024         8,535         2,132
                                                        --------      --------      --------      --------
         Total interest expense                           11,396         9,190        41,173        32,556
                                                        --------      --------      --------      --------
Net interest and dividend income                          11,831         9,410        43,104        37,360
Less:  Provision for possible loan losses                    750         1,002         2,950       4,359
                                                        --------      --------      --------      --------
Net interest and dividend income after provision
   for possible loan losses                               11,081         8,408        40,154        33,001

Noninterest income:
   Net gain (loss) on sale of loans                           67           180           604           243
   Net gain (loss) on sale of securities                     192          (899)          256          (886)
   Fees and other income                                   2,965         2,432        10,610         8,767
                                                        --------      --------      --------      --------
         Total noninterest income                          3,224         1,713        11,470         8,124
                                                        --------      --------      --------      --------

Noninterest expense:
   Operating expenses:
      Salaries and employee benefits                       4,939         4,287        17,839        15,961
      Occupancy expense of bank premises, net                904           867         3,291         3,459
      Furniture and equipment expense                        626           545         2,240         1,943
      Other operating expenses                             3,582         3,097        14,199        13,768
                                                        --------      --------      --------      --------
         Total operating expenses                         10,051         8,796        37,569        35,131
                                                        --------      --------      --------      --------
   Foreclosed real estate expense                            188           (14)          440           521
   Net expense of real estate operations                    (102)         (316)         (272)         (227)
                                                        --------      --------      --------      --------
         Total noninterest expense                        10,137         8,466        37,737        35,425
Income before income tax expense (benefit)                 4,168         1,655        13,887         5,700
Income tax expense (benefit)                               1,658        (5,922)       (4,273)       (5,759)
                                                        --------      --------      --------      --------
         Net income                                     $  2,510      $  7,577      $ 18,160      $ 11,459
                                                        ========      ========      ========      ========

Earnings per share and pro forma earnings per
share:  (1)
   Primary                                              $   0.45      $   1.43      $   3.29      $   2.21
   Fully diluted                                        $   0.45      $   1.43      $   3.26      $   2.19

Weighted average and pro forma weighted
average shares outstanding:  (1)
   Primary                                             5,585,063     5,290,930     5,522,594     5,174,037
   Fully diluted                                       5,585,063     5,296,411     5,573,390     5,220,778

(1)      Net income per share for the three and twelve months ended December 31, 1996 and the three  months  ended  December  31,
         1995 is  computed  on weighted  average  shares  outstanding  for the period.  Net income per share for the twelve months  ended  December 31, 1995 is computed on a pro forma basis as if the  conversion  of the Bank from mutual to stock form had been completed as of the beginning of the period presented.


                                        SIS BANCORP, INC. AND SUBSIDIARIES
                                        SELECTED FINANCIAL RATIOS AND DATA


                                                                                   For the Three Months Ended
                                                                                          December 31,
                                                                                   1996                  1995
                                                                                  ------                ------
Financial Ratios:
Fully diluted earnings per share..........................................        $0.45                 $1.43
Net interest margin.......................................................         3.85%                 3.81%
Fee income / total average assets.........................................         0.91%                 0.93%

                                                                                   For the Twelve Months Ended
                                                                                          December 31,
                                                                                   1996                  1995
                                                                                  ------                ------
Fully diluted earnings per share..........................................        $3.26                 $2.19
Net interest margin.......................................................         3.85%                 4.00%
Fee income / total average assets.........................................         0.89%                 0.89%

                                                                                    At                    At
                                                                               December 31,          December 31,
                                                                                   1996                  1995
                                                                               ------------          ------------
Asset Quality Ratios:
Nonperforming assets to total assets......................................         0.56%                 1.30%
Allowance for possible loan losses to nonperforming loans.................       223.61%               155.71%
Allowance for possible loan losses to total gross loans...................         2.50%                 2.61%


Capital Ratios:

Equity to assets ratio....................................................         7.56%                 7.61%
Tier 1 leverage capital ratio.............................................         7.41%                 7.57%
Tier 1 risk-based capital ratio...........................................        12.79%                12.52%
Total risk-based capital ratio............................................        14.05%                13.77%

Book value per share (1)..................................................       $18.29                $15.60
                                                                                December              December
                                                                                  1996                  1995
                                                                               ---------            -----------
Quarter to Date Average Balance Sheet (in thousands):
Average loans.............................................................      $609,106             $554,473
Average earning assets....................................................     1,228,252              987,826
Average assets............................................................     1,303,877            1,046,027
Average interest-bearing liabilities......................................     1,078,452              879,425
Average equity............................................................        96,774               73,069


1) Calculated on the basis of 5,573,390 and 5,220,778 weighted average shares outstanding on a fully diluted basis for the years ended December 31, 1996 and December 31, 1995.
